May 9, 2007

Mr. Bill Higdon
Southern Iowa BioEnergy
115 S. Linden Street
Lamoni, Iowa 50140

Subject:	Proposal to Provide Professional Services
Bio-Diesel Plant Construction - Environmental Permitting Assistance

Dear Mr. Higdon:

Thank you for the opportunity to submit a proposal to assist with environmental issues associated with the construction of a new bio-diesel plant in Osceola, Iowa.

This proposal is for assistance with environmental permitting and compliance issues associated with the initial construction and operation of a 30,000,000-gallon bio-diesel facility. The anticipated services will include:

•	Obtain required environmental pre-construction permits for the proposed facility. The anticipated permits include:

•
Air Quality Permits - TEC has assumed that Prevention of Significant Deterioration (PSD) regulations will not apply. We anticipate that NSPS requirements associated with boilers, tanks, and equipment leaks will apply.

In addition, if the proposed facility has the potential to emit more than 10 tons of a hazardous air pollutant (classified as a major HAP facility), a number of air quality regulations will affect the construction and operation of the facility. If this is true, one or more NESHAP requirements will apply, including Subparts FFFF (Miscellaneous Organic NESHAPS) and DDDDD (Boiler NESHAP). TEC is familiar with these Subparts. We can also provide dispersion modeling analysis if requested by IDNR.

Environmental Engineering, Permitting and Compliance Services

4950 Pleasant Street ● West Des Moines, Iowa 50266-1783 ● Tel: 515-225-4303 ● Fax: 515-225-4193
http://www.tecenv.com

May 9, 2007

TEC can also prepare applicable Air Quality Operating Permits applications (under Title V regulations assuming that the facility is major for HAPs). NOTE: the balance of this proposal assumed that the facility is MINOR for HAPS. The cost and complexity of the environmental regulations will be significantly reduced if the facility is minor for HAPs.

•	Water Quality Pre-Construction Permits - NPDES discharge permits, storm water construction permits along with the associated pollution prevention plan are required prior to construction.

•	Wetlands Jurisdictional Review

•	AST Fire Code Review

•	Develop environmental regulatory plans or documents prior to the facility start-up. These include:

•	Spill Prevention Control and Countermeasures Plans (SPCC)

•	Fire Marshall AST Registration

•	Storm Water Operating Permits and Pollution Prevention Plans (if applicable for these facilities)

•	NPDES Discharge Permits (if required)

•	NSPS initial notification and related activities

•	Assist with post-start up requirements. Plan and budget will be submitted prior to start up. It is anticipated that these services will include:

•	Set up monitoring and recordkeeping requirements as required by applicable permits including Tier II and Form R reporting, if needed.

•	Assist with stack testing requirements.

•	Storm Water reporting.

•	NPDES discharge reporting.

•	Wastewater discharge analysis and reporting.

•	Solid waste disposal assistance.

•	Alternative fuels registration.

May 9, 2007

•	Low sulfur fuel registration.

•	2007 Renewable Fuels Standards (RFS).

•	RCRA registration and reports.

•	Assist with ongoing NSPS compliance such as Leak Detection and Repair (LDAR) program, annual stack testing, annual compliance reporting, etc.

The following table summarizes estimated costs for each regulatory area. TEC will bill for actual costs based on the attached billing rate schedule.

Air Quality Permitting	$10,000
Storm Water Construction Permit and SWPP	$2,500
Wetlands Jurisdictional Review	$1,000
AST Fire Code Review	$1,000
SPCC Plan	$2,500
Fire Marshall AST Registration	$1,000
Storm Water Operating Permit and SWPP	$3,500
NPDES Permitting	$7,500
NSPS Initial Notification Issues	$500
Set up facility monitoring, recordkeeping and compliance checklist	$3,500
On-going LDAR assistance, if required (annual, less monitoring)	$5,000
Stack Testing Based on permits
* travel, if required, would be billed on a time and material basis

Should you have any questions or require further information, please don’t hesitate to call.

Sincerely,

/s/ David W. Thompson, Sr.
David W. Thompson, Sr., P.E. President

Accepted this 17thday of May 2007

SOUTHERN IOWA BIOENERGY

By /s/ William T. Higdon
Signature

May 9, 2007

THOMPSON ENVIRONEMTNAL CONSULTING, INC.

HOURLY BILLING RATES
Effective through 12/31/2007

Clerical	$61.00/hr

Project Technician	$78.00

Engineer	$87.00

Project Engineer	$92.00

Project Manager	$99.00

Vice President	$107.00

President	$112.00

Reimbursable Expenses

Travel by Engineer’s Vehicle	$0.70 per mile

Duplicating	$0.10 per copy

Outside Sub-Consultants	Cost plus 10%

Other costs incurred on the Project such as commercial travel, lodging, subsistence, and printing shall be at cost.

The amount of any excise tax, value added tax, or sales tax that may be imposed shall be added to the compensation rate above.